SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 25, 2007

Nevada (State or other jurisdiction of incorporation or organization)	Avalon Energy Corporation (Exact name of registrant as specified in its charter)	88-0195105 (I.R.S. Employer Identification No.)
1288 Alberni Street, Suite 806, Vancouver, British Columbia, Canada (Address of principal executive offices)		V6E 4R8 (Zip Code)
(604) 664-0499 (Registrant's telephone number, including area code)
(Former name or former address, if changed since last report)

ITEM 5. 03 – AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS

On September 4, 2005, the Registrant held a Special Meeting whereby the Board of Directors, by unanimous consent, adopted, effective September 25, 2007, the following amendments to its Articles of Incorporation:

Name Change.   The Registrant announces that majority of the shareholders entitled to vote on such matters approved a change of name from Avalon Energy Corporation to “Shotgun Energy Corporation”  In addition, approval was obtained to restructure the issued capital through a reverse split of the outstanding issued shares, the ratio of split to be one-for-three (1:3).  On September 11, 2007, a Certificate of Amendment to its Articles of Incorporation was filed with the State of Nevada changing the name to Shotgun Energy Corporation and declaring a one-for-three (1:3) reverse stock split.

Change of Symbol and CUSIP Number.  Commensurate with the name change, Registrant also took the necessary steps to change its symbol and CUSIP Number. Therefore, the CUSIP Number has changed from 05343W 10 4 to 825358 10 4. Effective at the opening of business on September 25, 2007, the symbol will change from AVLN to “SGNE”.

ITEM 8.01.  OTHER EVENTS

Avalon Energy Corporation. (the "Company") issued a press release, dated

September 25, 2007 entitled "Name Change and Capital Restructuring for Avalon".

The press release is attached as an Exhibit:

(c)  Exhibit

Exhibit No.

Description

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99.01

Press Release

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on behalf of the undersigned, thereunto duly authorized.

Avalon Energy Corporation

/s/: R. Klein

DATED:  September 25, 2007

By:

Robert Klein, President

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